                                                                    Exhibit 12.1

                               Aqua America, Inc.
              Computation of Ratio of Earnings to Fixed Charges and
           Computation of Ratio of Earnings to Combined Fixed Charges
                          and Preferred Stock Dividends
                         (In thousands, except ratios)

                                                   Nine Months Ended              Year Ended December 31,
                                                     September 30,    ------------------------------------------------
                                                         2005           2004      2003      2002      2001      2000
                                                   -----------------  --------  --------  --------  --------  --------
Ratio of earnings to fixed charges:

    Earnings:
              Income before income taxes and
                minority interest                      $114,096       $132,343  $116,816  $109,252  $ 99,087  $ 87,098
              Add: fixed charges                         40,126         50,578    46,576    42,153    41,405    41,728
              Less: capitalized interest                 (1,497)        (2,304)   (2,127)   (1,389)   (1,222)   (2,688)
                                                       --------       --------  --------  --------  --------  --------
              Total earnings                           $152,725       $180,617  $161,265  $150,016  $139,270  $126,138
                                                       ========       ========  ========  ========  ========  ========

    Fixed charges:
              Interest on all indebtedness             $ 38,438       $ 48,467  $ 44,564  $ 40,396  $ 39,859  $ 40,360
              Amortization of debt expense                  814          1,022     1,014     1,030       786       763
              Estimated interest attributable to
                rental and lease expense                    874          1,089       998       727       760       605
                                                       --------       --------  --------  --------  --------  --------
    Total fixed charges                                $ 40,126       $ 50,578  $ 46,576  $ 42,153  $ 41,405  $ 41,728
                                                       ========       ========  ========  ========  ========  ========

Ratio of earnings to fixed charges                         3.81           3.57      3.46      3.56      3.36      3.02
                                                       ========       ========  ========  ========  ========  ========

Ratio of earnings to combined fixed charges and preferred stock dividends:

    Earnings:
              Income before income taxes and
                minority interest                      $114,096       $132,343  $116,816  $109,252  $ 99,087  $ 87,098
              Add: combined fixed charges                40,126         50,578    46,576    42,153    41,405    41,728
              Less: preferred stock dividends                 -              -         -         -         -         -
              Less: capitalized interest                 (1,497)        (2,304)   (2,127)   (1,389)   (1,222)   (2,688)
                                                       --------       --------  --------  --------  --------  --------
              Total earnings                           $152,725       $180,617  $161,265  $150,016  $139,270  $126,138
                                                       ========       ========  ========  ========  ========  ========

    Combined fixed charges:
              Interest on all indebtedness             $ 38,438       $ 48,467  $ 44,564  $ 40,396  $ 39,859  $ 40,360
              Amortization of debt expense                  814          1,022     1,014     1,030       786       763
              Estimated interest attributable to
                rental and lease expense                    874          1,089       998       727       760       605
    Preferred stock dividends                                 -              -         -         -         -         -
                                                       --------       --------  --------  --------  --------  --------
    Total combined fixed charges and preferred
        stock dividends                                $ 40,126       $ 50,578  $ 46,576  $ 42,153  $ 41,405  $ 41,728
                                                       ========       ========  ========  ========  ========  ========

Ratio of earnings to combined fixed
    charges and preferred stock dividends                  3.81           3.57      3.46      3.56      3.36      3.02
                                                       ========       ========  ========  ========  ========  ========